XL CAPITAL LTD

                          FORM OF REMARKETING AGREEMENT

         REMARKETING AGREEMENT, dated as of [_________ __], 2007 (the "Agreement") by and between XL Capital Ltd, a Cayman Islands exempted limited company (the "Company"), and [________] (the "Remarketing Agent"), and confirmed and accepted by U.S. Bank National Association, not individually but solely as Purchase Contract Agent (the "Purchase Contract Agent") and as attorney-in-fact of the Holders of Purchase Contracts (as defined in the Purchase Contract Agreement (as defined herein)).

         WHEREAS, the Company issued $825,000,000 aggregate stated amount of its Normal Units (the "Normal Units") under the Purchase Contract Agreement, dated as of March 23, 2004, by and between the Purchase Contract Agent and the Company (the "Purchase Contract Agreement"); and

         WHEREAS, the 2.53% Senior Notes due 2009 forming a part of the Normal Units (the "Notes") have been pledged pursuant to the Pledge Agreement (the "Pledge Agreement"), dated as of March 23, 2004, by and among the Company, U.S. Bank Trust National Association, as collateral agent (the "Collateral Agent"), custodial agent and securities intermediary and U.S. Bank National Association, as Purchase Contract Agent, to secure the obligations of Holders of Normal Units under the related Purchase Contracts on the Stock Purchase Date; and

         WHEREAS, the Remarketing Agent will attempt on May 2, 2007 (the "Remarketing Date") to remarket all of (i) the Notes of Holders of Normal Units and (ii) the Separate Notes of Holders who elect to participate in the remarketing, pursuant respectively to the procedures set forth in Section 5.4(b) of the Purchase Contract Agreement, Section 4.5(d) of the Pledge Agreement and Sections 2.19 and 2.20 of the First Supplemental Indenture, dated as of March 23, 2004, between the Company and U.S. Bank National Association, as trustee (the "Supplemental Indenture"), to the Indenture, dated as of January 23, 2003 (the "Base Indenture"), between the Company and U.S. Bank National Association, as trustee (each of which Sections is incorporated herein by reference); and

         WHEREAS, in the event the remarketing on the Remarketing Date is unsuccessful, the Remarketing Agent will remarket the Notes to be included in the remarketing on May 3, 2007, and, if necessary, will attempt to remarket such Notes on May 4, 2007 and, if necessary, will attempt to remarket such Notes on May 7, 2007 and, if necessary, will attempt to remarket such Notes on May 8, 2007 and, if necessary, will attempt to remarket such Notes on May 9, 2007 and, if necessary, will attempt to remarket such Notes on May 10, 2007 (any such date after the Remarketing Date on which a subsequent remarketing is attempted, a "Subsequent Remarketing Date"); and

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         WHEREAS, in the event of a successful remarketing on the Remarketing
Date or any Subsequent Remarketing Date, as the case may be, the applicable interest rate on the Remarketed Notes (as defined below) included in such successful remarketing will be reset on the settlement date of such Remarketing Date or Subsequent Remarketing Date to the rate determined by the Remarketing Agent in good faith that will result in the aggregate market value of the Remarketed Notes to equal 100.25% of the aggregate principal amount of such Remarketed Notes, as of such Remarketing Date or Subsequent Remarketing Date (the "Reset Rate"), provided that the Reset Rate shall be limited to the maximum rate permitted by applicable law; and

         WHEREAS, the Company has requested [________] to act as the Remarketing Agent, and as such to perform the services described herein; and

         WHEREAS, [________] is willing to act as the Remarketing Agent and as such to perform such duties on the terms and conditions expressly set forth herein;

         NOW, THEREFORE, for and in consideration of the covenants herein made, and subject to the conditions herein set forth, the parties hereto agree as follows:

Section 1. DEFINITIONS.

         (a) Capitalized terms used and not defined in this Agreement, in the recitals hereto or in the paragraph preceding such recitals shall have the meanings assigned to them in the Purchase Contract Agreement or, if not therein defined, the Pledge Agreement.

         (b) As used in this Agreement, the following terms have the following meanings:

                  "Preliminary Prospectus" means any preliminary prospectus relating to the Remarketed Notes included in the Registration Statement (including any preliminary prospectus supplement), including the documents incorporated by reference therein as of the date of such Preliminary Prospectus; and any reference to any amendment or supplement to such Preliminary Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus, under the Exchange Act, and incorporated by reference in such Preliminary Prospectus.

                  "Prospectus" means the prospectus relating to the Remarketed Notes (including any prospectus supplement), in the form in which first filed, or transmitted for filing, with the Commission after the effective date of the Registration Statement pursuant to Rule 424(b), including the documents incorporated by reference therein as of the date of such Prospectus; and any reference to any amendment or supplement to such Prospectus shall be deemed to refer to and include any documents filed after the date of such Prospectus, under the Exchange Act, and incorporated by reference in such Prospectus.


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

                  "Registration Statement" means a registration statement under the Securities Act of 1933, as amended (the "Securities Act") filed and prepared by the Company covering, inter alia, the Remarketing of the Remarketed Notes pursuant to Section 5(a) hereunder, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in such registration statement, and any post-effective amendments thereto.

                  "Remarketed Notes" means the Pledged Notes and the Separate Notes, if any, subject to Remarketing as identified to the Remarketing Agent by the Purchase Contract Agent and the Custodial Agent, respectively, prior to 10:00 a.m., New York City time, on the Business Day immediately preceding the Remarketing Date, and shall include: (a) the Notes of the Holders of Normal Units who have not notified the Purchase Contract Agent prior to 5:00 p.m. on the thirteenth Business Day prior to the Stock Purchase Date of their intention to effect a Cash Settlement of the related Purchase Contracts pursuant to the terms of the Purchase Contract Agreement or who have so notified the Purchase Contract Agent but failed to make the required cash payment on the thirteenth Business Day prior to the Stock Purchase Date pursuant to the terms of the Purchase Contract Agreement, and (b) the Separate Notes of the holders of Separate Notes, if any, who have elected to have their Separate Notes be remarketed in such Remarketing pursuant to the terms of the Purchase Contract Agreement and the Supplemental Indenture.

                  "Remarketing" means the remarketing of the Remarketed Notes pursuant to this Remarketing Agreement

                  "Remarketing Agent" means [________] appointed as the Remarketing Agent by the Company pursuant to Section 2(a) hereof.

                  "Remarketing Materials" means the Preliminary Prospectus and the Prospectus furnished by the Company to the Remarketing Agent for distribution to investors in connection with the Remarketing.

                  "Transaction Documents" means this Agreement, the Purchase Contract Agreement, the Pledge Agreement, the Indenture and the Supplemental Indenture, in each case as amended or supplemented from time to time.

Section 2. APPOINTMENT AND OBLIGATIONS OF REMARKETING AGENT.

         (a) The Company hereby appoints [________] and [________] hereby accepts such appointment, (i) as the Remarketing Agent to determine, in consultation with the Company, in the manner provided for herein, in the Purchase Contract Agreement and in the Notes, the Reset Rate that, in the opinion of the Remarketing Agent, will, when applied to the Remarketed



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

Notes, enable the aggregate market value of the Remarketed Notes equal 100.25% of the aggregate principal amount of such Remarketed Notes as of the Remarketing Date or as of any Subsequent Remarketing Date, as the case may be, and (ii) as the exclusive Remarketing Agent (subject to the right of such Remarketing Agent to appoint additional remarketing agents hereunder as described below) to remarket the Remarketed Notes to be included in the remarketing on the Remarketing Date, and, if necessary, on May 3, 2007, and, if necessary, on May 4, 2007 and, if necessary, on May 7, 2007 and, if necessary, on May 8, 2007 and, if necessary, on May 9, 2007 and, if necessary, on May 10, 2007, as the case may be. The Remarketing Agent shall have the right, on 15 Business Days' notice to the Company, to appoint one or more additional remarketing agents so long as any such additional remarketing agents shall be reasonably acceptable to the Company; provided that any such appointment shall not increase the Remarketing Fee (as defined in Section 4 hereof). Upon any such appointment, the parties shall enter into an appropriate amendment to this Agreement to reflect the addition of any such additional remarketing agent.

         (b) Subject to the terms and conditions set forth herein and in the Purchase Contract Agreement, the Remarketing Agent shall use its reasonable best efforts to (i) remarket on the Remarketing Date the Remarketed Notes at the Reset Rate, (ii) in the event the Remarketing Agent cannot establish such a Reset Rate on the Remarketing Date, attempt to remarket such Notes on May 3, 2007, and, if necessary, on May 4, 2007 and, if necessary, on May 7, 2007 and, if necessary, on May 8, 2007 and, if necessary, on May 9, 2007 and, if necessary, on May 10, 2007, in each case at the Reset Rate and (iii) in the event of a Last Failed Remarketing, promptly return the Pledged Notes, if any, included in such Last Failed Remarketing to the Collateral Agent to be held by the Collateral Agent in accordance with Section 4.5(b) of the Pledge Agreement (which Section is incorporated herein by reference) and return any Separate Notes included in the remarketing to the Custodial Agent in accordance with
Section 4.5(d) of the Pledge Agreement, Section 5.4(b)(ii) of the Purchase Contract Agreement and Section 2.19 of the Supplemental Indenture (which Sections are incorporated herein by reference). After deducting the fee specified in Section 4 below, the proceeds of any such successful remarketing shall be delivered to the Purchase Contract Agent or the Custodial Agent, as applicable, in accordance with Sections 4.5(a) and 4.5(d) of the Pledge Agreement (which Section is incorporated herein by reference) and Section 5.4(b) of the Purchase Contract Agreement (which Section is incorporated herein by reference). The right of each Holder of Normal Units or Separate Notes to have Notes included in any remarketing shall be subject to the conditions that (i) the Remarketing Agent conducts a remarketing on such date pursuant to the terms of this Agreement, (ii) the Notes included in a remarketing have not been called for redemption upon the occurrence of a Special Event, (iii) the Remarketing Agent is able to find a purchaser or purchasers for the Remarketed Notes at the Reset Rate and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required.

         (c) It is understood and agreed that the Remarketing Agent shall not have any obligation whatsoever to purchase any Notes, whether in a remarketing held on the Remarketing Date or on any Subsequent Remarketing Date or otherwise, and shall in no



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

way be obligated to provide funds to make payment upon tender of Notes for remarketing or to otherwise expend or risk its own funds or incur or be exposed to financial liability in the performance of its duties under this Agreement, and, without limitation of the foregoing, the Remarketing Agent shall not be deemed an underwriter of the Remarketed Notes. The Company shall not be obligated in any case to provide funds to make payment upon delivery of Notes for remarketing.

         (d) The Remarketing Agent shall also, if required by the Securities Act or the rules and regulations promulgated thereunder, deliver to each purchaser a Prospectus in connection with the Remarketing.

         (e) If, by 4:30 p.m., New York City time, on the Remarketing Date, the Remarketing Agent is unable to remarket all Remarketed Notes included in the Remarketing, a failed Remarketing (the "Failed Remarketing") shall be deemed to have occurred, and the Remarketing Agent shall so advise by telephone the Depositary and the Company.

         (f) The Remarketing Agent shall advise, by telephone, the Company of the Reset Rate determined in a Successful Remarketing (as defined in Section 4 hereof) as soon as practicable after such determination.

         (g) By approximately 4:30 p.m., New York City time, on the Trading Day following the Remarketing Date, PROVIDED that there has not been a Failed Remarketing, the Remarketing Agent shall advise, by telephone, (i) the Depositary of the Reset Rate determined in the Remarketing and the number of Remarketed Notes sold in the Remarketing, (ii) each purchaser (or the Depositary Participant thereof) of the Reset Rate and the number of Remarketed Notes such purchaser is to purchase and (iii) each purchaser to give instructions to its Depositary Participant to pay the purchase price on the Settlement Date in same day funds against delivery of the Remarketed Notes purchased through the facilities of the Depositary.

Section 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to the Remarketing Agent (i) on and as of the date any Remarketing Materials are first distributed in connection with the Remarketing (the "Commencement Date"), (ii) on and as of the Remarketing Date or any Subsequent Remarketing Date and (iii) on and as of the settlement date relating to such Remarketing Date or Subsequent Remarketing Date (the "Settlement Date"), that:

         (a) Each of the representations and warranties of the Company as set forth in Sections 2(a) through 2(aa) of the Underwriting Agreement dated March 17, 2004 (the "Underwriting Agreement") among the Company and the Underwriters identified in Schedule II thereto, was true and correct when made on March 17, 2004; [Note: representations and warranties similar to those contained in the Underwriting Agreement to be included and agreed upon; provided that for purposes of such representations and warranties, any reference in such sections of the Underwriting Agreement to (i) the "Registration Statement", the "Prospectus" or the "Preliminary Prospectus" shall be deemed to refer to such terms as defined herein and (ii) the "Closing Date" shall be



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

deemed to refer to the applicable Remarketing Date or Subsequent Remarketing Date.]

         (b) The Registration Statement, if any, in the form heretofore delivered or to be delivered to the Remarketing Agent, has been declared effective by the Commission in such form; and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.

         (c) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (d) The Registration Statement, if any, conforms (and the Prospectus, if any, and any further amendments or supplements to the Registration Statement or the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform) in all material respects to the requirements of the Securities Act, the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder, and the Registration Statement and the Remarketing Materials (and any amendment or supplement thereto) as of their respective effective or filing dates and as of the Commencement Date, applicable Remarketing Date or Subsequent Remarketing Date and Settlement Date do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation and warranty is made as to any statement of eligibility on Form T-1 filed or incorporated by reference as part of the Registration Statement or the Remarketing Materials, or as to information relating to the Remarketing Agent or the Holders of the Remarketed Notes contained in or omitted from the Registration Statement or the Remarketing Materials in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent expressly for use therein.

         (e) This Agreement has been duly authorized, executed and delivered by the Company.



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

         (f) The Remarketed Notes will conform to the descriptions thereof contained in the Prospectus and in any other Remarketing Materials.

         (g) No Event of Default (as defined in the Indenture, as supplemented by the Supplemental Indenture) has occurred and is continuing.

Section 4. FEES.

         In the event of a successful remarketing in which the Remarketed Notes are sold for an aggregate amount that is equal to 100.25% of the aggregate principal amount of the Remarketed Notes (a "Successful Remarketing"), the Remarketing Agent shall retain as a remarketing fee (the "Remarketing Fee") an amount not exceeding 25 basis points (0.25%) of the Remarketing Value of the Remarketed Notes in accordance with Section 5.4(b) of the Purchase Contract Agreement and Section 2.19 of the Supplemental Indenture.

Section 5. COVENANTS OF THE COMPANY.

         (a) The Company covenants and agrees as follows:

                  1. If and to the extent the Remarketed Notes are required (in the view of counsel, which need not be in the form of a written opinion, for either the Remarketing Agent or the Company) to be registered under the Securities Act as in effect at the time of the Remarketing,

                       i. to prepare the Registration Statement and the Prospectus to file any such Prospectus pursuant to the Securities Act within the period required by the Securities Act and the rules and regulations thereunder and to use commercially reasonable efforts to cause the Registration Statement to be declared effective by the Commission prior to the second Business Day immediately preceding the Remarketing Date;

                       ii. to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company, be required by the Securities Act or requested by the Commission;

                       iii. to advise the Remarketing Agent, promptly after it
                            receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Remarketing Agent with copies thereof;

                       iv. to advise the Remarketing Agent, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of


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

                            the suspension of the qualification of any of the Remarketed Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information, and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

                       v. to furnish promptly to the Remarketing Agent such copies of the following documents as the Remarketing Agent shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits); (B) the Preliminary Prospectus and any amended or supplemented Preliminary Prospectus, (C) the Prospectus and any amended or supplemented Prospectus; and (D) any document incorporated by reference in the Prospectus (excluding exhibits thereto); and, if at any time when delivery of a Prospectus is required in connection with the Remarketing, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Remarketing Agent and, upon its request, to file such document and to prepare and furnish without charge to the Remarketing Agent and to any dealer in securities as many copies as the Remarketing Agent may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

                       vi. prior to filing with the Commission (A) any amendment to the Registration Statement or supplement to the Prospectus or (B) any Prospectus pursuant to Rule 424 under the Securities Act, to furnish a copy thereof to the Remarketing Agent and counsel to the Remarketing Agent;

                       vii. as soon as practicable, but in any event not later
                            than eighteen months, after the effective date of the Registration Statement, to make "generally available to its security holders" an "earnings

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

                            statement" of the Company and its subsidiaries complying with (which need not be audited) Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158 under the Securities Act). The terms "Generally Available to its Security Holders" and "Earnings Statement" shall have the meanings set forth in Rule 158 under the Securities Act; and

                       viii. to take such action as the Remarketing Agent may
                            reasonably request in order to qualify the Remarketed Notes for offer and sale under the securities or "blue sky" laws of such jurisdictions as the Remarketing Agent may reasonably request; provided that in no event shall the Company be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

                  2. To pay: (1) the costs incident to the preparation and printing of the Registration Statement, if any, any Prospectus and any other Remarketing Materials and any amendments or supplements thereto; (2) the costs of distributing the Registration Statement, if any, any Prospectus and any other Remarketing Materials and any amendments or supplements thereto; (3) any fees and expenses of qualifying the Remarketed Notes under the securities laws of the several jurisdictions as provided in Section 5(a)(9) and of preparing, printing and distributing a Blue Sky Memorandum, if any (including any related fees and expenses of counsel to the Remarketing Agent); (4) all other costs and expenses incident to the performance of the obligations of the Company hereunder and the Remarketing Agent hereunder; and (5) the reasonable fees and expenses of one counsel to the Remarketing Agent in connection with their duties hereunder.

                  3. To furnish the Remarketing Agent with such information and documents as the Remarketing Agent may reasonably request in connection with the transactions contemplated hereby, and to make reasonably available to the Remarketing Agent and any accountant, attorney or other advisor retained by the Remarketing Agent such information that parties would customarily require in connection with a due diligence investigation conducted in accordance with applicable securities laws.

         (b) The Remarketing Agent covenants and agrees as follows:

                  1. that it will not disseminate any written material for or in connection with the Remarketing other than the Remarketing Materials and agrees that it will not make any written statements in connection with the


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                  Remarketing, other than statements that are set forth in the
                  Remarketing Materials unless authorized in advance by the Company;

                  2. that it will not distribute the Remarketing Materials if it has been notified by the Company in writing of (i) the occurrence of any event, or the discovery of any fact, that could reasonably be expected to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, (ii) the issuance of any comment or stop order or the taking of any other action by the Commission or any other governmental or regulatory agency with respect to the Remarketing Materials, (iii) the occurrence of any event, or the discovery of any fact, that could reasonably be expected to cause the Company to amend or supplement the Remarketing Materials and (iv) the occurrence of any event, or the discovery of any fact, that would cause the Remarketing Materials to contain any untrue statement of a material fact or omit to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  3. that if, and for so long as the Notes are in the possession of the Remarketing Agent prior to the settlement of the Purchase Contracts, (i) the Remarketing Agent will hold such Notes for the sole benefit of the Company, (ii) such Notes will continue to constitute Collateral (as defined in the Pledge Agreement and (iii) the Company will retain all of the rights, privileges and benefits with respect thereto as described in the Pledge Agreement.

Section 6. REPLACEMENT AND RESIGNATION OF REMARKETING AGENT.

         (a) The Company may replace [_______] as the Remarketing Agent by giving notice prior to 3:00 p.m., New York City time on the [eleventh] Business Day immediately prior to the Remarketing Date. Upon providing such notice, the Company shall use all reasonable best efforts to appoint such a successor and to enter into a remarketing agreement with such successor as soon as reasonably practicable.

         (b) [________] may resign at any time and be discharged from its duties and obligations hereunder as the Remarketing Agent by giving notice prior to 3:00 p.m., New York City time on the [eleventh] Business Day immediately prior to the Remarketing Date. Upon receiving notice from the Remarketing Agent that it wishes to resign hereunder, the Company shall use all reasonable best efforts to appoint such a successor and enter into a remarketing agreement with it as soon as reasonably practicable.

         (c) The Company shall give the Purchase Contract Agent, the Collateral Agent, the Custodial Agent and the Trustee prompt written notice of any replacement of the Remarketing Agent pursuant to this section.

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

         (d) The Remarketing Agent shall give the Purchase Contract Agent, the Collateral Agent, the Custodial Agent and the Trustee prompt written notice of its resignation pursuant to this section.

         (e) Notwithstanding the above, no such resignation nor any such removal shall become effective until the Company shall have appointed (with notice to the Purchase Contract Agent, the Custodial Agent, the Collateral Agent and the Trustee) at least one nationally recognized broker-dealer as successor Remarketing Agent and such successor Remarketing Agent shall have entered into a remarketing agreement with the Company, in which it shall have agreed to conduct the remarketing in accordance with this Agreement in all material respects.

Section 7. DEALING IN THE SECURITIES.

         The Remarketing Agent, when acting hereunder or when acting in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold or deal in any of the Notes, Normal Units, Stripped Units or any other securities of the Company; provided, however, that in buying, selling, holding, or dealing in any of the Notes, Normal Units, Stripped Units or any other securities of the Company, the Remarketing Agent may not violate any of its duties under this Agreement. With respect to any Notes, Normal Units, Stripped Units or any other securities of the Company owned by it, the Remarketing Agent may exercise any vote or join in any action with like effect as if it did not act in any capacity hereunder. The Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

         The Company or its affiliates may, to the extent permitted by law, purchase any Notes that are remarketed by the Remarketing Agent.

Section 8. CONDITIONS TO THE REMARKETING AGENT'S OBLIGATIONS.

         The obligations of the Remarketing Agent hereunder shall be subject to the following conditions:

         (a) The Prospectus, if any, shall have been timely filed with the Commission; no stop order suspending the effectiveness of the Registration Statement, if any, or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission.

         (b) (1) Trading generally shall not have been suspended or materially limited on the New York Stock Exchange, (2) trading of any securities of the Company shall not have been materially suspended or limited on the New York Stock Exchange, (3) a general moratorium on commercial banking activities in New York, the Cayman Islands or Bermuda shall not have been declared by the relevant authorities and there shall not have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States or other relevant jurisdiction, or (4) there shall not


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have occurred a material adverse change in the financial markets, any outbreak or escalation of hostilities involving the United States, the Cayman Islands or Bermuda or the declaration by the United States, the Cayman Islands or Bermuda of a national emergency or war or other calamity or crisis, if the effect of any such event specified in this clause (4) in the judgment of the Remarketing Agent makes it impracticable or inadvisable to proceed with the Remarketing or the delivery of the Remarketed Notes on the terms and in the manner contemplated in the Transaction Documents.

         (c) The representations and warranties of the Company contained herein shall be true and correct in all material respects on and as of the Remarketing Date, and the Company, the Purchase Contract Agent and the Collateral Agent shall have performed in all material respects all covenants and agreements contained herein or in the Purchase Contract Agreement or Pledge Agreement to be performed on their part at or prior to the Remarketing Date.

         (d) The Company shall have furnished to the Remarketing Agent a certificate, dated the Remarketing Date, of the Chief Executive Officer and the Treasurer satisfactory to the Remarketing Agent stating that: (1) no order suspending the effectiveness of the Registration Statement, if any, or prohibiting the sale of the Remarketed Notes is in effect, and no proceedings for such purpose are pending before or, to the knowledge of such officers, threatened by the Commission and (2) the representations and warranties of the Company in Section 3 of this Agreement are true and correct on and as of the Remarketing Date and the Company has performed in all material respects all covenants and agreements contained herein to be performed on its part at or prior to such Remarketing Date.

         (e) On the Remarketing Date, the Remarketing Agent shall have received a letter addressed to the Remarketing Agent and dated such date, in form and substance satisfactory to the Remarketing Agent, of PricewaterhouseCoopers LLP, the independent accountants of the Company, containing statements and information of the type ordinarily included in accountants' "comfort letters" with respect to certain financial information contained in the Remarketing Materials, if any.

         (f) Each of (1) the General Counsel to the Company, (2) Cahill Gordon & Reindel LLP, counsel to the Company, (3) Hunter & Hunter, Cayman Islands counsel to the Company and (4) White & Case, counsel to the Purchase Contract Agent and Collateral Agent, shall have furnished to the Remarketing Agent its opinion, addressed to the Remarketing Agent and dated the Remarketing Date, in form and substance reasonably satisfactory to the Remarketing Agent addressing such matters as are set forth in such counsel's opinion furnished pursuant to Sections 7(c), 7(d), 7(e) and 7(f) of the Underwriting Agreement except that such opinions (i) shall appropriately address the Remarketing Agreement and, as to the enforceability of the securities, such opinions shall be limited to the Remarketed Notes and (ii) may be adapted as necessary to relate to the Remarketing Materials, if any, or to any changed circumstances or events occurring subsequent to the date of this Agreement, such adaptations being reasonably acceptable to counsel to the Remarketing Agent.

         (g) [________], counsel for the Remarketing Agent, shall have furnished to the Remarketing Agent its opinion, addressed to the Remarketing Agent and dated the applicable Remarketing Date, in form and substance satisfactory to the Remarketing Agent.

         (h) There shall not have been, since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition (financial or otherwise), business, properties or results of operations of the Company and its subsidiaries taken as a whole.

Section 9. TERMINATION OF REMARKETING AGREEMENT.

         This Agreement shall automatically terminate (i) as to the Remarketing Agent on the effective date of the resignation or removal of the Remarketing Agent pursuant to Section 6 and (ii) on the earlier of (x) any Special Event Redemption Date and (y) the Stock Purchase Date. If this Agreement is terminated pursuant to any of the other provisions hereof, except as otherwise provided herein, the Company shall not be under any liability to the Remarketing Agent and the Remarketing Agent shall not be under any liability to the Company, except that if this Agreement is terminated by the Remarketing Agent because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Remarketing Agent for all of its out-of-pocket expenses (including the reasonable fees and disbursements of its counsel) reasonably incurred by it.
Section 10, Section 11, Section 12 and Section 14 hereof shall survive the termination of this Agreement or the resignation or removal of the Remarketing Agent.

Section 10. REMARKETING AGENT'S PERFORMANCE; DUTY OF CARE.

         The duties and obligations of the Remarketing Agent shall be determined solely by the express provisions of this Agreement and the Transaction Documents. No implied covenants or obligations of or against the Remarketing Agent shall be read into this Agreement or any of the Transactions Documents. In the absence of willful misconduct, bad faith or gross negligence on the part of the Remarketing Agent, the Remarketing Agent may conclusively rely upon any document furnished to it which purports to conform to the requirements hereunder as to the truth of the statements expressed therein. The Remarketing Agent shall be protected in acting upon any document or communication reasonably believed by it to be signed, presented or made by the proper party or parties. The Remarketing Agent shall not have any obligation to determine whether there is any limitation under applicable law on the Reset Rate on the Remarketed Notes or, if there is any such limitation, the maximum permissible Reset Rate on the Remarketed Notes, and it shall rely solely upon timely written notice from the Company pursuant to Section 2(a) hereof as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate. The Remarketing Agent shall not incur any liability under this Agreement to any beneficial owner or holder of Remarketed Notes, or other securities, either in its individual capacity or as Remarketing Agent, as the case may be, for any action or failure to act in connection with the remarketing of the Remarketed

Notes or otherwise in connection with the transactions contemplated by this Agreement, except to the extent that such liability has, by final judicial determination, resulted from the willful misconduct, bad faith or gross negligence of the Remarketing Agent or from its failure to fulfill its express obligations hereunder. The provisions of this Section 10 shall survive any termination of this Agreement and shall also continue to apply to every Remarketing Agent notwithstanding its resignation or removal. The Remarketing Agent will act as the agent of the Holders.

Section 11. INDEMNIFICATION.

         (a) The Company will indemnify and hold harmless the Remarketing Agent, against any losses, claims, damages or liabilities to which the Remarketing Agent may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or any amendments or supplement thereto, or any related Preliminary Prospectus or preliminary prospectus supplement or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Remarketing Agent for any legal expenses of one counsel (in addition to any local counsel) engaged reasonably incurred by the Remarketing Agent in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent specifically for use therein.

         (b) The Remarketing Agent will indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related Preliminary Prospectus or Preliminary Prospectus supplement, or any other Remarketing Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided that in no case will the Remarketing Agent be liable or responsible for any amount in excess of the fee paid to the Remarketing Agent pursuant to Section 4.

         (c) Promptly after receipt by an indemnified party under this section of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In the case of parties indemnified pursuant to subsection (a) above, counsel to the indemnified parties shall be selected by the Remarketing Agent. In case any such action shall be brought against the indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation (as set forth below). Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or the indemnified party which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 11 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

Section 12. CONTRIBUTION.

         (a) If the indemnification provided for in Section 11 is unavailable to or insufficient to hold harmless an indemnified party under Sections 11(a) or 11(b), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Remarketing Agent on the other from the offering of the Remarketed Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportions as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Remarketing Agent on the other in connection with the statements of omissions which resulted in such losses, claims, damages or liabilities as well as any relevant equitable considerations. The relative benefits received by the Company on one hand and the Remarketing Agent on the other hand in connection with the Remarketing shall be deemed to be in the same proportions as the total net proceeds of the Remarketed Notes less the fee paid to the Remarketing Agent on the one hand and the fee paid to the Remarketing Agent on the other hand bear to the total net proceeds of the Remarketed Notes. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Remarketing Agent on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Remarketing Agent agree that it would not be just and equitable if contribution pursuant to this subsection (a) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (a). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (a) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (a), the Remarketing Agent shall not be required to contribute any amount in excess of the amount by which the fees received by it under Section 4 exceeds the amount of any damages which the Remarketing Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (b) The obligations of the Company under Section 11 and this Section 12 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Remarketing Agent and to each person, if any, who controls the Remarketing Agent within the meaning of the Securities Act; and the obligations of the Remarketing Agent under Section 11 and this Section 12 shall be in addition to any liability which the Remarketing Agent may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

         (c) The indemnity and contribution provisions contained in Section 11 and this Section 12 and the representations, warranties and other statements of the Company contained in this Agreement shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Remarketing Agent or any person controlling the Remarketing Agent, or the Company, its officers or director or any controlling person of the Company, and the completion of the Remarketing.

Section 13. PERSONS ENTITLED TO BENEFIT OF AGREEMENT.

         This Agreement shall inure to the benefit of and be binding upon each party hereto and its respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that
(x) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the Remarketing Agent and the person or persons, if any, who control the Remarketing Agent within the meaning of Section 15 of the Securities Act and (y) the indemnity agreement of the Remarketing Agent contained in Section 11(b) of this Agreement shall be deemed to be for the benefit of the Company's directors and officers who sign the Registration Statement, if any, and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to herein, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

Section 14. GOVERNING LAW; SUBMISSION TO JURISDICTION; JUDGMENT CURRENCY.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         The Company irrevocably (i) agrees that any legal suit, action or proceeding against the Company brought by the Remarketing Agent or by any person who controls the Remarketing Agent arising out of or based upon this Agreement or the transactions contemplated hereby or thereby may be instituted in the federal district court for the Southern District of New York and the New York County Court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed CT

Corporation System, New York, New York, as its authorized agent (the "Authorized Agent") upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby or thereby which may be instituted in the federal district court for the Southern District of New York and the New York County Court by the Remarketing Agent or by any person who controls the Remarketing Agent, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

         In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the "judgment currency") other than United States dollars, the Company will indemnify the Remarketing Agent against any loss incurred by the Remarketing Agent as a result of any variation between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which the Remarketing Agent is able to purchase United States dollars with the amount of judgment currency actually received by the Remarketing Agent. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

Section 15. SURVIVAL.

         The respective indemnities, representations, warranties and agreements of the Company and the Remarketing Agent contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive any Remarketing and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

Section 16. SUCCESSORS AND ASSIGNS.

         The rights and obligations of the Company hereunder may not be assigned or delegated to any other Person without the prior written consent of the Remarketing Agent. The rights and obligations of the Remarketing Agent hereunder may not be assigned or delegated to any other Person (other than an affiliate of the Remarketing Agent) without the prior written consent of the Company.

Section 17. HEADINGS.

         Section headings have been inserted in this Agreement as a matter of convenience of reference only, and such section headings are not a part of this Agreement and will not be used in the interpretation of any provision of this Agreement.

Section 18. SEVERABILITY.

         If any provision of this Agreement is invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provisions of any constitution, statute, rule or public policy or for any other reason, then, to the extent permitted by law, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstances or jurisdiction, or of rendering any other provision or provisions of this Agreement, as the case may be, invalid, inoperative or unenforceable to any extent whatsoever.

Section 19. COUNTERPARTS.

         This Agreement may be executed in counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

Section 20. AMENDMENTS.

         This Agreement may be amended only by an instrument in writing signed by the Company and the Remarketing Agent.

Section 21. NOTICES.

         Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder shall be made in writing or transmitted by any standard form of telecommunication, including telephone or telecopy, and confirmed in writing. All written notices and confirmations of notices by telecommunication shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid. All such notices, requests, consents or other communications shall be addressed as follows: if to the Company, to XL Capital Ltd, XL House, One Bermudiana Road, Hamilton HM11, Bermuda, fax number: (441) 292-5280,
Attention: General Counsel; if to the Remarketing Agent, to [________], [________], [________], fax number [________], Attention: General Counsel; if to the Collateral Agent, to U.S. Bank Trust National Association, [________], [________], fax number [________], Attention: [________]; and if to the Purchase Contract Agent, to U.S. Bank National Association, [________], [________], fax number [________], Attention: [________], or to such other address as any of the above shall specify to the others in writing.

         IN WITNESS WHEREOF, each of the Company, the Purchase Contract Agent and the Remarketing Agent has caused this Agreement to be executed in its name and on its behalf by one of its duly authorized signatories as of the date first above written.

                                          XL CAPITAL LTD




                                          By: ___________________________
                                              Name:
                                              Title:



                                          [________], as Remarketing Agent





                                          By: _______________________________
                                              Name:
                                              Title:

CONFIRMED AND ACCEPTED:

U.S. BANK NATIONAL ASSOCIATION

not individually but solely as Purchase Contract Agent and as attorney-in-fact for the Holders of the Purchase Contracts





By:__________________________
   Name:
   Title: